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CUSIP No.  125662106               13G                    Page  7 of 10 Pages



                            EXHIBIT 1 TO SCHEDULE 13G


                                   April 2, 1997



          MORGAN STANLEY GROUP INC. and VAN KAMPEN AMERICAN CAPITAL ASSET

          MANAGEMENT INCORPORATED, hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


          VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INCORPORATED

   BY:     /s/ Donald P. Ryan
           ___________________________________________________________________
           Donald P. Ryan/ Vice President Morgan Stanley Asset Management Inc.


           MORGAN  STANLEY  GROUP  INC.

   BY:     ____________________________________________________________________
           Morgan Stanley Group Inc.
           Stuart J.M. Breslow/Principal Morgan Stanley & Co., Incorporated